EXHIBIT 10.1

                     EMPLOYMENT AGREEMENT OF GEORGE E. IRWIN

                               DATED JULY 31, 1998

                                TABLE OF CONTENTS

1.       Employment; Duties..................................................  1
         a.       Employment.................................................  1
         b.       Duties.....................................................  1

2.       Base Compensation...................................................  2

3.       Term................................................................  2

4.       Stock Options.......................................................  2

5.       Other Benefits......................................................  2
         a.       Participation in 401K, Medical and Insurance
                  Plans......................................................  2
         b.       Expenses...................................................  3
         c.       Car Allowance..............................................  3

6.       Loyalty; Noncompetition.............................................  3
         a.       Devotion to Performance....................................  3
         b.       Investments................................................  3

7.       Standards...........................................................  4

8.       Vacation............................................................  4
         a.       Annual Vacation............................................  4
         b.       No Additional Compensation.................................  4

9.       Termination and Termination Pay.....................................  4
         a.       Death......................................................  4
         b.       Disability.................................................  4
         c.       Just Cause.................................................  5
         d.       Termination Without Just Cause.............................  6
                  (1)      Payment of Base Salary............................  6
                  (2)      Manner of Payment.................................  6
                  (3)      Covenant Not to Compete...........................  6
         e.       Termination or Suspension Under Federal law ...............  7
         f.       Voluntary Termination by Employee; Covenant Not to
                  Compete....................................................  7

10.      No Mitigation.......................................................  7

11.      Change in Control...................................................  8
         a.       Involuntary Termination After Change in Control............  8
         b.       Voluntary Termination After Change in Control..............  9
         c.       Dispute Resolution.........................................  9

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12.      Confidentiality of Information......................................  9

13.      Injunctive Relief................................................... 10

14.      Representation of the Employee...................................... 10

15.      Successors and Assigns.............................................. 10
         a.       Acquisition of GCB or the Bank............................. 10
         b.       No Assignment by Employee.................................. 10

16.      Joint and Several Liability......................................... 10

17.      Amendments.......................................................... 10

18.      Applicable Law...................................................... 11
         a.       State Law.................................................. 11
         b.       Compliance with Law and Regulation......................... 11

19.      Severability........................................................ 11

20.      Headings............................................................ 11

21.      Entire Agreement.................................................... 11


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                     EMPLOYMENT AGREEMENT OF GEORGE E. IRWIN

     THIS AGREEMENT entered into as of July 31, 1998 ("Effective Date"), by and among GREAT FALLS BANK, a New Jersey commercial banking corporation having its principal place of business at 55 Union Boulevard, Totowa, New Jersey 07511 (the "Bank"), GREATER COMMUNITY BANCORP, a New Jersey business corporation having its principal place of business at 55 Union Boulevard, Totowa, New Jersey 07511 ("GCB"), and GEORGE E. IRWIN, residing at 17 Green Ridge Drive, Montville, New Jersey (the "Employee").

     WHEREAS, the Employee has heretofore been employed as the President and Chief Operating Officer of GCB, President and Chief Executive Officer of the Bank, and is experienced in the business of banking; and

     WHEREAS, GCB owns the Bank, and the Bank is engaged in the business of commercial banking, with offices in Passaic County, New Jersey; and

     WHEREAS, GCB and the Bank wish to employ the Employee as President and Chief Operating Officer of GCB and President and Chief Executive Officer of the Bank; and

     WHEREAS, the parties desire by this writing to set forth the employment relationship of the Employee by the Bank and GCB;

     NOW, THEREFORE, it is AGREED as follows:

     1. Employment; Duties.

          a. Employment. The Bank and GCB hereby employ the Employee, and the Employee hereby accepts employment by GCB and the Bank, as the President and Chief Operating Officer of GCB and the President and Chief Executive Officer of the Bank. The Employee also agrees to serve as a Director of GCB and the Bank if elected to such position.

          b. Duties. Subject to the direction of the respective Boards of Directors of GCB and the Bank and the Chief Executive Officer of GCB, the Employee shall have responsibility for the general management and control of the business and affairs of GCB, the Bank and their subsidiaries, and shall perform all duties and shall have all powers which are commonly incident to the offices of President, Chief Executive Officer, Chief Operating Officer or which, consistent therewith, are delegated to him by the respective Boards of Directors and Chief Executive Officer. Such duties include, but are not limited to, (1) managing the day-to-day operations of GCB and the Bank, (2) managing the efforts of GCB and the Bank to comply with applicable laws and regulations, (3) promotion of GCB and the Bank and their services, (4) supervising other employees of GCB and the Bank, (5) providing prompt and accurate reports to the

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     Boards of Directors of GCB and the Bank regarding the affairs and condition of GCB, the Bank and their subsidiaries, respectively, and (6) making recommendations to the Boards of Directors of GCB and/or the Bank, as the case may be, concerning the strategies, capital structure, tactics, and general operations of GCB and/or the Bank.

     2. Base Compensation. GCB and the Bank agree to pay the Employee so long as he is employed pursuant to this Agreement a salary not less than One Hundred Seventy Thousand and 00/100 Dollars ($170,000) per annum, payable on the same schedule as salaries of other executive officers of the Bank are paid. This salary may be increased from time to time as approved by the Board of Directors of GCB and the Bank. Any increase by the Board of Directors will be the "Base Compensation" under this Agreement. The Bank will pay the Employee such salary for so long as Bank is an employer of the Employee hereunder, and GCB will pay the Employee such salary if it is the sole employer of the Employee hereunder.

     3. Term. The Employee's initial employment by GCB and the Bank pursuant to this Agreement is for the period commencing on the Effective Date and ending twenty-four (24) months thereafter (or on such earlier date as is determined in accordance with Section 9 hereof). Thereafter, the Employee's employment by GCB and the Bank pursuant to this Agreement is automatically renewed annually on the anniversary of the Effective Date for the period ending twenty-four (24) months thereafter (or on such earlier date as is determined in accordance with Section 9 hereof).

     4. Stock Options. The Employee shall be entitled to participate in the employee stock option plans that GCB and/or the Bank maintains from time to time for the benefit of its executive employees. This provision shall not preclude GCB and/or the Bank from any amendment to, or termination of, any stock option plan. Provided, however, that notwithstanding anything to the contrary contained in said plans or in Employee's separate Stock Option Agreements, in the event that Employee is terminated without just cause pursuant to Paragraph 9d of this Agreement, or terminates voluntarily or involuntarily as a result of change in control pursuant to Paragraph 11 of this Agreement, all stock options currently held by Employee on the date of such termination shall become fully vested and fully exercisable. The Boards of Directors of GCB and the Bank, and the Stock Option Committee of GCB will take all appropriate steps to effectuate this provision, including the amendment of any existing plan and/or agreement to conform herewith.

     5. Other Benefits.

          a. Participation in 401K, Medical and Insurance Plans. The Employee shall be entitled to participate in the employee benefit plans that GCB and/or the Bank maintains from

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     time to time for the benefit of its employees and which include its executive employees relating to (1) 401K benefits, (2) medical insurance and/or the reimbursement of uninsured medical expenses, (3) group term life insurance benefits, and (4) group disability benefits. This provision shall not preclude GCB and/or the Bank from any amendment to, or termination of, any such plan.

          b. Expenses. The Employee shall be entitled to be reimbursed for all reasonable out-of-pocket business expenses which he shall incur in connection with his rendition of services under this Agreement upon substantiation of such expenses in accordance with applicable policies of GCB or the Bank.

          c. Car Allowance. The employee shall be entitled to a minimum of Nine Hundred and 00/100 Dollars ($900.00) per month for car expenses. This car allowance may be increased from time to time as approved by the Board of Directors of GCB and/or the Bank. Any increase by the Board of Directors will be the "Car Allowance" under this Agreement.

     6. Loyalty; Noncompetition.

          a. Devotion to Performance. During the period of his employment hereunder and except for illnesses, reasonable vacation periods, and reasonable leaves of absence, the Employee shall devote all his full business time, attention, skill, and efforts to the faithful performance of his duties hereunder; provided, however, that from time to time, Employee may, with the prior written consent of the Boards of GCB and the Bank, serve on the boards of directors of, and hold any other offices or positions in, companies or organizations which will not (1) present any conflict of interest with GCB or the Bank or any of their subsidiaries or affiliates, (2) unfavorably affect the performance of Employee's duties pursuant to this Agreement, or (3) violate any applicable statute or regulation. The phrase "full business time" as used herein means that the Employee cannot be gainfully employed in any other position or job, but the time devoted to GCB and the Bank shall be that amount of time usually devoted to like companies by similarly situated executive officers. During the term of his employment under this Agreement, the Employee shall not engage in any business or activity contrary to the business affairs or interests of GCB or the Bank.

          b. Investments. Nothing contained in this Section 6 shall be deemed to prevent or limit the Employee's right to invest in the capital stock or other securities of any business dissimilar from that of GCB or the Bank, or, solely as a passive or minority investor, in any business.


Employment Agreement of George E. Irwin                                   Page 3

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     7. Standards. The Employee shall perform his duties under this Agreement in accordance with such reasonable standards as the respective Boards of Directors of GCB or the Bank may establish from time to time. GCB and/or the Bank will provide the Employee with working facilities and staff customary for similarly situated executive officers and necessary for him to perform his duties.

     8. Vacation. At such reasonable times as the respective Boards of Directors of GCB or the Bank shall in their discretion permit, the Employee shall be entitled, without loss of pay, to absent himself voluntarily from the performance of his employment with respect to GCB or the Bank, respectively, under this Agreement, all such voluntary absences to count as vacation time, provided that:

          a. Annual Vacation. The Employee shall be entitled to an annual vacation in accordance with such policies as the respective Boards of Directors of GCB or the Bank periodically establish for senior management employees of GCB or the Bank, respectively; provided however that such annual vacation period shall be for a period of five (5) weeks, with no reduction in pay or benefits.

          b. No Additional Compensation. The Employee shall not receive any additional compensation from GCB or the Bank on account of his failure to take a vacation, and the Employee shall not accumulate unused vacation from one fiscal year to the next, except in either case to the extent authorized by the Board of Directors of GCB or the Bank.

     9. Termination and Termination Pay. Subject to Section 11 hereof (relating to a change in control), the Employee's employment hereunder may be terminated under the following circumstances:

          a. Death. The Employee's employment under this Agreement shall terminate upon his death during the term of this Agreement, in which event the Employee's estate shall be entitled to receive the base compensation due the Employee through the last day of the calendar month in which his death occurred. The Employee's beneficiary and/or estate shall have the benefit of all insurance programs in effect.

          b. Disability. GCB or the Bank may terminate the Employee's employment after having established the Employee's Disability. For purposes of this Agreement, "Disability" means a physical or mental infirmity which impairs the Employee's ability to substantially perform his duties under this Agreement and which results in the Employee's becoming eligible for long-term disability benefits under either GCB's or the Bank's long-term disability plan (or, if neither GCB nor the Bank has such a plan


Employment Agreement of George E. Irwin                                   Page 4

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     in effect, which impairs the Employee's ability to substantially perform his duties under this Agreement for a period of one hundred eighty (180) consecutive days). The Employee shall be entitled to the compensation and other employee benefits provided for under this Agreement for (1) any period during the term of this Agreement and prior to the establishment of the Employee's Disability during which the Employee is unable to work due to the physical or mental infirmity, and (2) any period of Disability which is within twenty-four months after the Employee's termination of employment pursuant to this subsection 9.b. In addition, for any period of Disability within twenty-four months after the Employee's termination of employment pursuant to this subsection 9.b., the Employee shall be entitled to (1) base compensation at the annual rate in effect at the date of termination, and (2) any other benefits provided under the terms of employee benefit plans in effect at such time to which the Employee may be entitled under the terms of such plans given the Employee's disabled status. The Employee will turn over all amounts which the Employee receives under any disability insurance maintained by GCB or the Bank prior to the establishment of the Employee's Disability and during the twenty-four month period after the Employee's termination of employment pursuant to this subsection 9.b.

          c. Just Cause. The Board of Directors of GCB or the Bank may, by written notice to the Employee in the form and manner specified in this subsection, immediately terminate his employment with GCB or the Bank, respectively, at any time, for "Just Cause" (as defined herein). The Employee shall not be entitled to receive compensation or other benefits for any period after a termination of employment for Just Cause. The phrase "Just Cause" as used herein shall exist when there has been a good faith determination by GCB's or the Bank's Board of Directors that there shall have occurred one or more of the following events with respect to the
     Employee: (1) personal dishonesty; (2) willful commission of an act that causes or that probably will cause substantial economic damage to GCB or the Bank or substantial injury to their business reputation; (3) willful misconduct; (4) breach of fiduciary duty involving personal profit; (5) intentional failure to perform stated duties; (6) willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and desist order; or (7) material breach of any provision of this Agreement. Notwithstanding the foregoing, Just Cause shall not be deemed to exist unless there shall have been delivered to the Employee a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board of Directors of GCB or the Bank at a meeting of such Board called and held for the purpose (after reasonable notice to the Employee and an opportunity for the Employee to be heard before the Board), finding that in the good faith opinion of the Board the Employee was guilty of conduct

Employment Agreement of George E. Irwin                                   Page 5

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     described above and specifying the particulars thereof. Prior to holding a meeting at which the Board is to make a final determination whether Just Cause exists, if the Board of Directors of GCB or the Bank determines in good faith at a meeting of Directors, by not less than a majority of its entire membership, that there is probable cause for it to find that the Employee was guilty of conduct constituting Just Cause as described above, the Board of Directors may suspend the Employee from his duties hereunder for a reasonable time not to exceed fourteen (14) days pending a further meeting at which the Employee shall be given the opportunity to be heard before the Board. During any such period of suspension the Board of Directors may also suspend payment of the Employee's base compensation and no stock options may be exercised.

          d. Termination Without Just Cause.

               (1) Payment of Base Salary. Subject to Section 11 hereof, the Board of Directors of GCB or the Bank may, by written notice to the Employee, immediately terminate his employment at any time for a reason other than Just Cause, in which event the Employee shall be entitled to receive, as a severance benefit, his base salary for the remaining term of this Agreement, including any renewals or extensions hereof, at the annual rate then in effect. Employee shall also be entitled to continue to receive all benefits provided pursuant to Paragraph 5a hereof for the remaining term hereof.

               (2) Manner of Payment. Said sum shall be paid, at the option of the Employee, either (a) in equal, consecutive monthly payments beginning the month following such termination as if the Employee's employment had not been terminated, or (b) in one lump sum within ten
          (10) days after such termination; provided that no amount of any such payment shall be made to the extent it would cause the aggregate amount payable hereunder to equal or exceed the difference between (i) the product of 2.99 times his "base amount" as defined on ss.280G(b)(3) of the Internal Revenue Code of 1986, as amended (the "Code") and regulations promulgated thereunder, and (ii) the sum of any other "parachute payments" (as defined under ss.280G(b)(2) of the Code) that the Employee receives on account of such termination.

               (3) Covenant Not to Compete. In the event of such termination by GCB or the Bank without Just Cause hereunder, during the remaining term of this Agreement (including any extensions or renewals thereof), the Employee shall not serve as an officer or Director or employee of any bank holding company, bank, savings association or mortgage company with its principal office in Passaic County, New Jersey, and which offers products or services in Passaic County, New Jersey, competing with those offered by GCB or the Bank; provided, that if the Employee does not accept (or has returned) the severance benefit provided for


Employment Agreement of George E. Irwin                                   Page 6

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          in this Section 9.d., he shall not be prevented from competing with
          GCB or the Bank by reason of this Section 9.d. for such term or for any portion thereof with respect to which he has not accepted (or has returned) such severance benefit.

          e. Termination or Suspension Under Federal law.

               (1) If the Employee is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under ss.8(e)(4) or ss.8(g)(1) of the Federal Deposit Insurance Act ("FDIA") (12 U.S.C. ss.1818(e)(4) and (g)(1)), all obligations of GCB and the Bank under this Agreement shall terminate, as of the effective date of the order, but vested rights of the parties shall not be affected.

               (2) If the Bank is in default (as defined in ss.3(x)(1) of FDIA), all obligations of GCB and the Bank under this Agreement shall terminate as of the date of default; however, this subsection shall not affect the vested rights of the parties.

               (3) If a notice served under ss.8(e)(3) or ss.8(g)(1) of the FDIA (12 U.S.C. ss.ss.1818(e)(3) and (g)(1)) suspends and/or temporarily prohibits the Employee from participating in the conduct of the Bank's affairs, GCB's and the Bank's obligations under this Agreement shall be suspended as of the date of such service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank shall (a) pay the Employee all or part of the compensation withheld while its contract obligations were suspended, and (b) reinstate (in whole or in part) any of its obligations which were suspended.

          f. Voluntary Termination by Employee; Covenant Not to Compete. Subject to Section 11 hereof, the Employee may voluntarily terminate employment with GCB and the Bank during the term of this Agreement upon at least sixty
     (60) days' prior written notice to each of their respective Boards of Directors. In the event of such voluntary termination hereunder, the Employee shall receive only his compensation, vested rights and employee benefits up to the date of his termination, and during the remaining term of this Agreement and any extensions or renewals thereof, the Employee shall not serve as an officer or director or employee of any bank holding company, bank, savings association or mortgage company with its principal office in Passaic County, New Jersey, which offers products or services from offices in Passaic County, New Jersey, competing with those offered by GCB or the Bank.

     10. No Mitigation. The Employee shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise and no such payment

Employment Agreement of George E. Irwin                                   Page 7

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     shall be offset or reduced by the amount of any compensation or benefits provided to the Employee in any subsequent employment.

     11. Change in Control.

          a. Involuntary Termination After Change in Control. Notwithstanding any provision herein to the contrary, if, in connection with or within twelve (12) months after any change in "control" of GCB or the Bank, the Employee's employment under this Agreement is terminated by GCB or the Bank without the Employee's prior written consent and for a reason other than Just Cause, the Employee shall be paid an amount equal to two times base annual compensation less that amount of base compensation actually paid after the change of control unless the Bank was placed in conservatorship or receivership in connection with such change in control and the Board of Directors of GCB or the Bank determines in good faith that the change in control was directed by or otherwise required by the FDIC. Employee shall also be entitled to continue to receive all benefits provided pursuant to Paragraph 5a hereof for the remaining term hereof. In no event, however, may the aggregate amount payable hereunder equal or exceed the difference between (i) the product of 2.99 times the Employee's "base amount" as defined in ss.280G(b)(3) of the Code and regulations promulgated thereunder, and (ii) the sum of any other parachute payments (as defined under ss.280G(b)(2) of the Code) that the Employee receives on account of the change in control. Said sum shall be paid in one lump sum within ten
     (10) days of such termination. The term "control," for purposes of determining whether a "change in control" has occurred for purposes of this
     Section 11, shall be deemed to have occurred if any of the following events shall occur after the effective date of this Agreement: (1) the acquisition by any person (other than GCB) of ownership or power to vote more than twenty-five percent (25%) of GCB's or the Bank's voting stock; (2) the acquisition by any person (other than GCB) of the control of the election of a majority of GCB's or the Bank's directors; (3) the exercise of a controlling influence over the management or policies of GCB or the Bank by any person (other than GCB) or by persons acting as a group within the meaning of ss.13(d) of the Securities Exchange Act of 1934; or (4) during any period of two consecutive years, individuals who at the beginning of such two-year period constitute the Board of Directors of GCB (the "Company Board") (the "Continuing Directors") cease for any reason to constitute at least two-thirds (2/3) thereof, provided that any individual whose election or nomination for election as a member of the Company Board was approved by a vote of at least two-thirds (2/3) of the Continuing Directors then in office shall be considered a Continuing Director. The term "person" as used above means an individual (other than the Employee), corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein. It is the understanding of

Employment Agreement of George E. Irwin                                   Page 8

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     the parties that the merger or consolidation of the Bank with one or more banking subsidiaries of GCB shall not be considered a "change in control" for purposes of this Agreement and specifically Paragraphs 11(a) and 11(b).

          b. Voluntary Termination After Change in Control. Notwithstanding any other provision of this Agreement to the contrary, the Employee may voluntarily terminate his employment under this Agreement within twelve
     (12) months following a change in control of GCB or the Bank, and the Employee shall thereupon be entitled to receive the payment described in subsection 11.a. of this Agreement, upon the occurrence of any of the following events, or within ninety (90) days thereafter, which shall have not been consented to in advance by the Employee in writing: (1) the requirement that the Employee move his personal residence; (2) the assignment to the Employee of duties and responsibilities substantially inconsistent with those normally associated with his position described in
     Section 1 hereof; or (3) a material reduction in the Employee's responsibilities or authority (including reporting responsibilities) in connection with his employment with GCB or the Bank. Provided, however, that the assignment of the Employee to a senior officer position with a successor bank resulting from a merger or consolidation of the Bank with one or more banking subsidiaries of GCB shall not be considered a "material reduction in the Employee's responsibilities or authority" for purposes of this Paragraph 11(b).

          c. Dispute Resolution. In the event that any dispute arises between the Employee and GCB and/or the Bank as to the terms or interpretation of this Agreement, each party hereto agrees that such dispute may, at the request of any other party hereto, be submitted to binding arbitration before the American Arbitration Association in Northern New Jersey.

     12. Confidentiality of Information. The Employee agrees to maintain the confidentiality of any nonpublic information concerning the operation or financial status of GCB and the Bank, the names or addresses of any of the Bank's customers, borrowers and depositors, any information concerning or obtained from such customers, borrowers and depositors and any other nonpublic information, knowledge or data of or concerning GCB or the Bank to which the Employee may be exposed during the course of his employment. The Employee further agrees that, unless required by law or specifically permitted by GCB or the Bank in writing, he will not disclose to any person or entity, either during or subsequent to his employment, any of the above mentioned nonpublic information which is not generally known to the public nor shall he employ such information in any way other than for the benefit of GCB and the Bank.


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     13. Injunctive Relief. If there is a breach or threatened breach of the provisions of the Covenants not to Compete contained in Section 6 or subsections 9.d.(3) or 9.f., or the prohibitions upon disclosure contained in Section 12, of this Agreement, the Employee acknowledges and agrees that there is no adequate remedy at law for such breach and that GCB and the Bank each shall be entitled to injunctive relief restraining the Employee from such breach or threatened breach, but such relief shall not be the exclusive remedy hereunder for such breach.

     14. Representation of the Employee. The Employee hereby represents and warrants to GCB and the Bank that he has full power and authority to enter into this Agreement and to perform his duties and obligations hereunder, and that the execution and performance hereof is not and will not in any manner conflict with or result in a violation of any other contract, agreement, covenant or restriction to which the Employee is a party or by which he is bound.

     15. Successors and Assigns.

          a. Acquisition of GCB or the Bank. This Agreement shall inure to the benefit of and be binding upon any corporate or other successor of GCB or the Bank which shall acquire, directly or indirectly, by merger, consolidation, purchase or otherwise, all or substantially all of the assets or stock of GCB or the Bank.

          b. No Assignment by Employee. Since GCB and the Bank are contracting for the unique and personal skills of the Employee, the Employee shall be precluded from assigning or delegating his rights or duties hereunder without first obtaining the written consent of GCB and the Bank.

     16. Joint and Several Liability. To the extent permitted by law, except as otherwise provided herein, GCB and the Bank shall be jointly and severally liable for the payment of all amounts due under this Agreement. It is the understanding of the parties that the Bank is not able, legally, to enter into a binding employment agreement for the position of President and Chief Executive Officer. It is with that understanding that GCB has agreed to be jointly and severally liable and to guarantee the Bank's performance hereunder.

     17. Amendments. No amendments or additions to this Agreement shall be binding unless made in writing and signed by all of the parties hereto, except as herein otherwise specifically provided.

     18. Applicable Law.


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          a. State Law. Except to the extent preempted by Federal law, the laws of the State of New Jersey shall govern this Agreement in all respects, whether as to its validity, construction, capacity, performance or otherwise.

          b. Compliance with Law and Regulation. All provisions of this Agreement are intended to be consistent with and comply with all laws and regulations enacted or promulgated both before and after the Effective Date, applicable to GCB and the Bank, and to the extent that any provision is inconsistent or in non-compliance, such provision shall be deemed void.

     19. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

     20. Headings. Headings contained herein are for convenience of reference only and are not intended to affect the meaning of the text of this Agreement.

     21. Entire Agreement. This Agreement, together with any modifications thereof as may hereafter be agreed to in writing by the parties, shall constitute the entire agreement between the parties hereto with respect to the subject matter hereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

ATTEST:                                      GREAT FALLS BANK

/s/ Edith A. Leonhard                        By: /s/ John L. Soldoveri
----------------------------                     ------------------------------
Edith A. Leonhard, Secretary                     John L. Soldoveri, Chairman
                                                 of the Board of Directors


ATTEST:                                      GREATER COMMUNITY BANCORP

/s/ Edith A. Leonhard                        By: /s/ John L. Soldoveri
----------------------------                     ------------------------------
Edith A. Leonhard, Secretary                     John L. Soldoveri, Chairman
                                                 of the Board of Directors


WITNESS:                                     EMPLOYEE

/s/ Jeannette M. Chardavoyne                 /s/ George E. Irwin
----------------------------                 ---------------------------------
Jeannette M. Chardavoyne                         George E. Irwin,
Notary Public of New Jersey                       Individually
My Commission Expires
Aug. 14, 2000




Employment Agreement of George E. Irwin                                  Page 11